UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2004

NEWMARKET CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

NewMarket Services Corporation (“NewMarket Services”), a wholly owned subsidiary of NewMarket Corporation (the “Company”), entered into a Membership Units Purchase and Assignment Agreement, effective as of September 24, 2004 (the “Agreement”), with Bruce C. Gottwald and Floyd D. Gottwald, Jr. (collectively, the “Gottwalds”) and Old Town LLC (“Old Town”) pursuant to which NewMarket Services agreed to purchase all of the voting and non-voting membership units in Old Town owned by the Gottwalds for $3,322,500. The purchase price was based on an appraisal conducted by an independent third party and the Agreement was approved by the Company’s Audit Committee and independent directors.

Under the terms of the Agreement, in the event that NewMarket Services decides to sell substantially all of the assets of Old Town and receives an offer from a third party for such assets, NewMarket Services must provide the offer to the Gottwalds who will have 30 days to purchase the assets of Old Town on the same terms and conditions as contained in the third party offer. The Agreement also provides that each of the Gottwalds must resign as a manager of Old Town.

Bruce C. Gottwald is the Chairman of the Company’s Board of Directors and the father of Thomas E. Gottwald, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. Each of the Gottwalds, who are brothers, beneficially owns more than 5% of the outstanding shares of the Company’s common stock.

In 2001, Old Town purchased approximately 1,600 acres of real property and related personal property, from the Company, known as Old Town Farm. The Company managed and maintained Old Town Farm in exchange for the right to use and make available for use by others Old Town Farm’s facilities, primarily for customer meetings and other business related activities. The Company retained all revenue generated through the use of Old Town Farm. Old Town paid all costs of capital improvements to Old Town Farm.

The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Membership Units Purchase and Assignment Agreement, effective as of September 24, 2004, by and between Bruce C. Gottwald and Floyd D. Gottwald, Jr., NewMarket Services Corporation and Old Town LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2004

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Membership Units Purchase and Assignment Agreement, effective as of September 24, 2004, by and between Bruce C. Gottwald and Floyd D. Gottwald, Jr., NewMarket Services Corporation and Old Town LLC.

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